AMENDMENT NO.2 AND AGREEMENT

      This Amendment No. 2 and Agreement (this "Amendment"), dated as of March 24, 2006, is entered into by and between CENTURION GOLD HOLDINGS, INC., a Florida corporation (the "Company"), and LAURUS MASTER FUND, LTD,, a Cayman Islands company ("Laurus"), for the purpose of amending the terms of the Secured Convertible Term Note, dated September 23, 2004 (as amended, modified or supplemented from time to time, the "Term Note") in the aggregate principal amount of Three Million Dollars ($3,000,000) issued by the Company to Laurus pursuant to the Securities Purchase Agreement dated as of September 23, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement" and, together with the Term Note, the "Loan Documents").

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

      WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note as set forth herein.

      NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      I. Section 2.1 (a) of the Term Note is hereby amended by deleting the last sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof;

            "For purposes hereof, and subject to further adjustment as provided herein, the "Fixed Conversion Price" means on any date of conversion under this Note (I) with respect to the first $750,000 of principal amount of this Note converted pursuant to the terms hereof on or after March 24, 2006 (and all interest and fees related thereto), seventy five percent (75"/0) of the five (5) lowest closing prices of the Common Stock during the twenty two (22) trading days immediately prior to the date of such conversion; provided, however, that such Fixed Conversion Price as to the first $750,000 of principal amount shall not be less than $0.05 (subject to adjustments as provided herein) and (ii) with respect to the remaining amounts convertible under or in connection with, this Note, $0.30 (subject to adjustments as provided herein),"

      2. The Company hereby agrees to, on or prior to March 28, 2006 to file a Rule 424(b) supplement (the "Post- Effective Supplement") to its Registration Statements with the Securities and Exchange Commission (the "SEC") relating to the Note, which Post-Effective Supplement shall restate the Fixed Conversion Price applicable to the Note and as set forth in Section I of this Amendment.

      3. The amendments set forth above shall be effective as of the date first above written (the "Amendment Effective Date") on the date when each of the Company and the Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment.

      4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

      5. The Company hereby represents and warrants to the Launu that (1) no Event of Default (as defined in the Note) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company's and its Subsidiaries' covenant requirements have been met.

      6. From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents, as the case may be, as modified hereby.

      7. The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company's determination that neither this Amendment nor the terms and provisions of this Amendment, including without limitation the reduction of the fixed conversion price set forth in section 1 of this Agreement, (collectively, the "Information') are material. The Company has bad an opportunity to consult with counsel concerning this determination, The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

      8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument

      IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

                                         CENTURION GOLD HOLDINGS, INC.


                                         By: /s/
                                             -----------------------------------
                                             Name:
                                             Title:

LAURUS MASTER FUND, LTD.


By: /s/
    -----------------------------------
    Name:
    Title: